UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d )

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2004

SHOPPING.COM LTD.

(Exact name of Registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

0-50964	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

1 Zoran Street, Netanya, 42504, Israel

(Address of principal executive offices, including zip code)

972-9-892-1000

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 21, 2004, the Compensation Committee of the Board of Directors of Shopping.com Ltd. (the ”Company”) approved the Company’s form of notice of option grant and stock option agreement for U.S. optionees in connection with the Company’s 2004 Equity Incentive Plan, such plan being approved by the shareholders of the Company on June 10, 2004. The purpose of this current report on Form 8-K is to file as exhibits the forms of notice of option grant and stock option agreement that the Company will enter into in connection with the Company’s grants of options, under the 2004 Equity Incentive Plan, to U.S. optionees to purchase the ordinary shares of the Company.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Notice of Option Grant and Stock Option Agreement pursuant to Shopping.com Ltd. 2004 Equity Incentive Plan (U. S. optionees).

10.2	Form of Notice of Option Grant and Stock Option Agreement pursuant to Shopping.com Ltd. 2004 Equity Incentive Plan (U.S. optionees - Vice President level and above).

EXHIBIT INDEX

Exhibit No.	Description

10.01	Form of Notice of Option Grant and Stock Option Agreement pursuant to Shopping.com Ltd. 2004 Equity Incentive Plan (U.S. optionees).

10.02	Form of Notice of Option Grant and Stock Option Agreement pursuant to Shopping.com Ltd. 2004 Equity Incentive Plan (U.S. Optionees - Vice President level and above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2005	SHOPPING.COM LTD.

	By:	/s/ GREG J. SANTORA
Greg J. Santora
Chief Financial Officer